As filed with the Securities and Exchange Commission on February 8, 2016

No. 333-209105

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infor (US), Inc.

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	7372	20-3469219
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

641 Avenue of the Americas

New York, New York 10011

(646) 336-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory M. Giangiordano

641 Avenue of the Americas

New York, New York 10011

(646) 336-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, Esq.

Michael Kim, Esq.

Brian Hecht, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4675

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.500% Senior Notes due 2022	$1,630,000,000	$1,630,000,000	$164,141.00(4)
Guarantees of 6.500% Senior Notes due 2022	(2)	(2)	(2)
5.750% Senior Notes due 2022	€350,000,000	€350,000,000	$38,642.62(4)
Guarantees of 5.750% Senior Notes due 2022	(2)	(2)	(2)

Total			$202,783.62(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.
(2)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.
(3)	The amount of registration fee was calculated based on the exchange rate certified by the Board of Governors of the Federal Reserve System on January 15, 2016 of $1.00 = €1.0964.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Infor, Inc.	Delaware	7372	01-0924667
Infinium Software, Inc.	Massachusetts	7372	04-2734036
Infor (GA), Inc.	Georgia	7372	74-3136648
Seneca Acquisition Subsidiary Inc.	Delaware	7372	20-0917084
Infor Public Sector, Inc.	California	7372	94-2913642

*	All guarantor registrants have the following principal executive office:

c/o Infor (US), Inc.

641 Avenue of the Americas

New York, New York 10011

(646) 336-1700

Explanatory Note

This Amendment No. 1 is being filed for the purpose of refiling Exhibit 5.3 and amending the Exhibit Index that is Item 21 of the Registration Statement (File No. 333-209105). No other changes or additions are being made hereby to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware

Infor (US), Inc., Infor, Inc. and Seneca Acquisition Subsidiary Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The charter or bylaws of each of Infor (US), Inc., Infor, Inc. and Seneca Acquisition Subsidiary Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

California

Infor Public Sector, Inc. is incorporated under the laws of California.

Section 317 of the California Corporations Code authorizes a corporation to indemnify any person (a) who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe the conduct of the person was unlawful and (b) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. No indemnification shall be made, however, (i) in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval, or (iii) expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval. The California Corporations Code further provides that a corporation must indemnify an agent of the corporation if he or she has been successful on the merits in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such agent in connection therewith. The indemnification authorized by the California Corporations Code shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its stockholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights are authorized by an article provision adopted pursuant to the California Corporations Code.

Section 204(a)(10) of the California Corporations Code permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of such director’s duties, except that such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit or is liable for a material financial interest under Section 310, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) for authorizing unlawful distributions.

The bylaws of Infor Public Sector, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Georgia

Infor (GA), Inc. is incorporated under the laws of Georgia.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

The bylaws Infor (GA), Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Massachusetts

Infinium Software, Inc. is incorporated under the laws of Massachusetts.

Section 8.51 of the Massachusetts Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

The charter of Infinium Software, Inc. provides for the indemnification of officers and directors to the fullest extent permitted by law.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

Reference is made to the Index to Exhibits filed as a part of this prospectus.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this prospectus:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to
Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on
Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(i)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 2016.

INFOR (US), INC.

(Registrant)

By:	/s/ Jeffrey M. Laborde
Name:	Jeffrey M. Laborde
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer (Principal Executive Officer)	February 8, 2016
Charles E. Phillips, Jr.

/s/ Jeffrey M. Laborde	Chief Financial Officer (Principal Financial Officer)	February 8, 2016
Jeffrey M. Laborde

*	(Principal Accounting Officer)	February 8, 2016
Jay Hopkins

/s/ Gregory M. Giangiordano	President and Director	February 8, 2016
Gregory M. Giangiordano

* By	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
As: Attorney-In-Fact**
** Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 2016.

INFOR, INC.

(Registrant)

By:	/s/ Jeffrey M. Laborde
Name:	Jeffrey M. Laborde
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2016
Charles E. Phillips, Jr.

/s/ Jeffrey M. Laborde	Chief Financial Officer (Principal Financial Officer)	February 8, 2016
Jeffrey M. Laborde

* Jay Hopkins	Chief Accounting Officer, SVP & Controller (Principal Accounting Officer)	February 8, 2016

*	Director	February 8, 2016
David Dominik

*	Director	February 8, 2016
Prescott Ashe

*	Executive Chairman of the Board of Directors	February 8, 2016
C. James Schaper

*	Director	February 8, 2016
Stewart Bloom

*	Director	February 8, 2016
C.J. Fitzgerald

*	Director	February 8, 2016
Rishi Chandna

* By	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
As: Attorney-In-Fact**
** Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 2016.

INFINIUM SOFTWARE, INC.

(Registrant)

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gregory M. Giangiordano	President and Director (Principal Executive Officer)	February 8, 2016
Gregory M. Giangiordano

*	Secretary (Principal Financial Officer and Principal Accounting Officer)	February 8, 2016
Brad Steiner

* By	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
As: Attorney-In-Fact**
** Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 2016.

INFOR (GA), INC.
SENECA ACQUISITION SUBSIDIARY INC.
INFOR PUBLIC SECTOR, INC.

(Registrants)

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gregory M. Giangiordano	President and Director (Principal Executive Officer)	February 8, 2016
Gregory M. Giangiordano

*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 8, 2016
Mark Henry

* By	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
As: Attorney-In-Fact**
** Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of Infor (US), Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.2	Second Amended and Restated By-Laws of Infor (US), Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.3	Amended and Restated Articles of Incorporation of Infor Public Sector, Inc. (formerly Hansen Information Technologies). Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.4	Amended and Restated By-Laws of Infor Public Sector, Inc. (formerly Hansen Information Technologies). Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.5	Restated Articles of Organization of Infinium Software, Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.6	Amended and Restated By-Laws of Infinium Software, Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.7	Second Amended and Restated Certificate of Incorporation of Infor, Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.8	Amended and Restated By-Laws of Infor, Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.9	Certificate of Incorporation of Infor (GA), Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.10	Amended and Restated By-Laws of Infor (GA), Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.11	Certificate of Incorporation of Seneca Acquisition Subsidiary Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

3.12	Amended and Restated By-Laws of Seneca Acquisition Subsidiary Inc. Filed with the Company’s Form S-4 filed on August 23, 2012 (Reg. No. 333-183494) and incorporated herein by reference.

4.1	Indenture, dated as of April 1, 2015, among Infor (US), Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee. Filed with the Company’s Form 8–K filed on April 6, 2015 (Reg. No.
333–183494) and incorporated herein by reference.

4.2	Form of 6.500% Senior Notes due 2022 (included as Exhibit A-1 to Indenture, dated as of April 1, 2015, Exhibit 4.1 above). Filed with the Company’s Form 8–K filed on April 6, 2015 (Reg. No. 333–183494) and incorporated herein by reference.

4.3	Form of 5.750% Senior Notes due 2022 (included as Exhibit A-2 to Indenture, dated as of April 1, 2015, Exhibit 4.1 above). Filed with the Company’s Form 8–K filed on April 6, 2015 (Reg. No. 333–183494) and incorporated herein by reference.

4.4	Registration Rights Agreement, dated April 1, 2015, by and among Infor (US), Inc., the guarantors party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the several dollar notes initial purchasers named therein, and Merrill Lynch International, on behalf of itself and as representative of the several euro notes initial purchasers named therein. Filed with the Company’s Form 8–K filed on April 6, 2015 (Reg. No. 333–183494) and incorporated herein by reference.

Exhibit Number	Description

4.5	Registration Rights Agreement, dated April 23, 2015, by and among Infor (US), Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the several initial purchasers named therein. Filed with the Company’s Form 8–K filed on April 27, 2015 (Reg. No. 333–183494) and incorporated herein by reference.

4.6	Indenture, dated as of August 25, 2015, among Infor (US), Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent. Filed with Infor, Inc.’s Current Report on Form 8-K filed on August 27, 2015 (Reg. No. 333-183494) and incorporated herein by reference.

4.7	Form of 5.750% First Lien Senior Secured Notes due 2020 (included as Exhibit A to Exhibit 4.6).

5.1*	Opinion of Kirkland & Ellis LLP.

5.2*	Opinion of Rogers & Hardin LLP.

5.3	Opinion of K&L Gates LLP.

10.1	Credit Agreement, dated as of April 5, 2012, between Infor, Inc. (formerly GGC Software Holdings, Inc.), Infor (US), Inc. (formerly Lawson Software, Inc.), the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent. Filed with the Company’s Form 8–K filed on October 1, 2012 (Reg. No. 333–183494) and incorporated herein by reference.

10.2	Refinancing Amendment No. 1, dated September 27, 2012, between Infor, Inc., Infor (US), Inc., the Additional Refinancing Lenders party thereto and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc. (formerly GGC Software Holdings, Inc.), Infor (US), Inc. (formerly Lawson Software, Inc.), the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent. Filed with the Company’s Form 8–K filed on October 1, 2012 (Reg. No. 333–183494) and incorporated herein by reference.

10.3	Amendment No. 2, dated June 3, 2013, between Infor, Inc., Infor (US), Inc., the existing Lenders party thereto, the Additional Refinancing Lenders party thereto and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc. (formerly GGC Software Holdings, Inc.), Infor (US), Inc. (formerly Lawson Software, Inc.), the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended. Filed with the Company’s Form 10-K filed on August 2, 2013 (Reg. No. 333–183494) and incorporated herein by reference.

10.4	Amendment No. 3, dated October 9, 2013, between Infor, Inc., Infor (US), Inc., and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc., Infor (US), Inc., the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended. Filed with the Company’s Form 10-Q filed on January 10, 2014 (Reg. No. 333–183494) and incorporated herein by reference.

10.5	Amendment No. 4, dated January 2, 2014, between Infor, Inc., Infor (US), Inc., the existing Lenders party thereto, the Additional Refinancing Lenders party thereto and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc., Infor (US), Inc., the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended. Filed with the Company’s Form 8–K filed on January 6, 2014 (Reg No. 333–183494) and incorporated herein by reference.

Exhibit Number	Description

10.6	Amendment No. 5, dated January 31, 2014, between Infor, Inc., Infor (US), Inc., the existing Revolving Lenders party thereto, the Issuing Bank, the Swingline Lender and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc., Infor (US), Inc., the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended. Filed with the Company’s Form 8–K filed on February 4, 2014 (Reg No. 333–183494) and incorporated herein by reference.

10.7	Amendment No. 6, dated April 22, 2014, between Infor, Inc., Infor (US), Inc., and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc., Infor (US), Inc., the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended. Filed with the Company’s Form 8–K filed on April 23, 2014 (Reg No. 333–183494) and incorporated herein by reference.

10.8	Employment Agreement, dated October 16, 2013, between Infor (US), Inc. and Nicole Anasenes. Filed with the Company’s Form 8–K filed on November 6, 2013 (Reg No. 333–183494) and incorporated herein by reference.

10.9	Infor Enterprise Applications, LP Agreement of Limited Partnership, dated as of April 5, 2012. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No. 333–183494) and incorporated herein by reference.

10.10	Infor Enterprise Applications, LP Form of Management Incentive Unit Subscription Agreement. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No. 333–183494) and incorporated herein by reference.

10.11	Employment Agreement, dated October 19, 2010, between Infor Global Solutions (Michigan), Inc., a Michigan corporation, and Charles E. Phillips, Jr. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No. 333–183494) and incorporated herein by reference.

10.12	Employment Agreement, dated December 1, 2010, between Infor Global Solutions (Michigan), Inc., a Michigan corporation, and Duncan Angove. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No.
333–183494) and incorporated herein by reference.

10.13	Employment Agreement, dated December 1, 2010, between Infor Global Solutions (Michigan), Inc., a Michigan corporation, and Stephan Scholl. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No.
333–183494) and incorporated herein by reference.

10.14	Amendment to Employment Agreement, dated January 13, 2012, between Infor Global Solutions (Michigan), Inc., a Michigan corporation, and Stephan Scholl. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No. 333–183494) and incorporated herein by reference.

10.15	Second Amendment to Employment Agreement, dated May 1, 2013, between Infor Global Solutions (Michigan), Inc., a Michigan corporation, and Stephan Scholl. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No. 333–183494) and incorporated herein by reference.

10.16	Amended and Restated Employment Agreement, dated January 25, 2012, between Infor Global Solutions (Michigan), Inc., a Michigan corporation, and Pam Murphy. Filed with the Company’s Form 10–K/A filed on August 29, 2013 (Reg No. 333–183494) and incorporated herein by reference.

10.17*	Second Amended and Restated Employment Agreement, dated January 16, 2016, between Infor (US), Inc., a Delaware corporation, and C. James Schaper.

Exhibit Number	Description

10.18	Agreement and Plan of Merger, dated August 10, 2015, between Infor (US), Inc., GT Topco, LLC, Apollo Acquisition Sub, Inc., GT Nexus, Inc. and Warburg Pincus Equity Partners Liquidating Trust. Filed with Infor, Inc.’s Quarterly Report on Form 10-Q filed on September 3, 2015 (Reg. No. 333-183494) and incorporated herein by reference.

10.19	Form of Stock Rollover and Equity Purchase Agreement, dated as of August 10, 2015, by and among GT Topco, LLC, Infor (US), Inc., and the other parties thereto. Filed with Infor, Inc.’s Quarterly Report on Form 10-Q filed on September 3, 2015 (Reg. No. 333-183494) and incorporated herein by reference.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of Infor (US), Inc.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of KPMG LLP (GT Nexus).

23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.4*	Consent of Rogers & Hardin LLP (included in Exhibit 5.2).

23.5*	Consent of K&L Gates LLP (included in Exhibit 5.3).

25.1*	Statement of Trustee Eligibility.

99.1*	Form of Letter of Transmittal for the 6.500% Senior Notes due 2022.

99.2*	Form of Letter of Transmittal for the 5.750% Senior Notes due 2022.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF*	XBRL Taxonomy Definition Linkbase.

101.LAB*	XBRL Taxonomy Extension Label Linkbase.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase.

*	Previously filed as exhibits to Infor (US), Inc.’s Registration Statement on Form S-4 (File No. 333-209105), filed on January 25, 2016.